FUND PARTICIPATION AGREEMENT

THIS AGREEMENT (the “Agreement”), made and entered into as of this 13th day of March, 2025, by and among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York life insurance company (hereinafter the “Company”), on its own behalf and on behalf of the separate accounts listed on Schedule A hereto, a segregated asset account of the Company (each referred to as an “Account”), each fund listed on Schedule A (collectively, the “Funds”), THE VANGUARD GROUP, INC., a Pennsylvania corporation (the “Adviser”). The Company, the Funds and the Adviser are referred to herein collectively as the “Parties”.

WITNESSETH:

WHEREAS, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”), the Funds, and Adviser entered into a Participation Agreement on May 8, 1996, as amended (the “VALIC FPA”);

WHEREAS, the Parties wish to enter into a separate agreement to provide for the purchase and redemption by the Company, on behalf of the Accounts, of shares of the Funds pursuant to the terms of the Agreement, based on the form of the VALIC FPA previously agreed to among VALIC, certain of the Funds and the Adviser;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree as follows:

1.  The Parties hereto adopt and agree to the terms of the VALIC FPA in the form attached hereto as Exhibit A (“Exhibit A”), which for this purpose excludes the signature pages to such VALIC FPA, subject to the changes described below. For avoidance of doubt, this Agreement does not amend, delete or supersede the VALIC FPA.

2.  For purposes of this Agreement, all references to The Variable Annuity Life Insurance Company or VALIC in Exhibit A are deleted and replaced with The United States Life Insurance Company in the City of New York and all references to the term “Company” in Exhibit A shall be deemed references to The United States Life Insurance Company in the City of New York.

3.  For purposes of this Agreement, the following are added as additional provisions relating to Rule 498 of the 1933 Act:

A.  The Funds will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that the Funds provide the Company with statutory prospectuses. The Funds represent and warrant that the summary prospectuses and any supplements provided thereto will comply with the requirements of Rule 498 of the 1933 Act (“Rule 498”) applicable to its Funds.

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B.  The Company represents and warrants that its use of the summary prospectuses and supplements, its website and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. The Funds, at their sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498. The Company shall provide the Funds with the website URL(s) that will serve as the hyperlinks within the summary prospectus and other required documentation and the Company shall be responsible for maintaining the required documents at such website URLs for the requisite period set forth in Rule 498.

C.  The Funds may require the Company to terminate the use of the summary prospectuses by providing the Company with at least one hundred and thirty-five (135) days’ prior written notice. The Funds agree that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide the Funds with at least thirty (30) days’ prior written notice of its intended use of the summary prospectuses and at least sixty (60) days’ prior written notice of its intent to terminate use of the summary prospectuses.

4.  For purposes of this Agreement, the following shall be added to the Agreement and the Amendment to Participation Agreement Regarding Fund Shareholder Reports dated December 5, 2022, in Exhibit A shall be deleted:

A.  The Funds shall be responsible for preparing and providing the materials required by Rule 30e-1 under the 1940 Act (“Rule 30e-1”) and Items 27(d)(4) and 27(d)(5) of Form N-1A (collectively, the “Required Materials,”) which may include, among other things:

(a)	Current Annual Reports and Semi-Annual Reports to Shareholders (i.e. “Tailored Shareholder Reports”);

(b)	Current Annual or Semi-Annual Financial Statements;

(c)	Quarterly Portfolio Holdings;

B.  Portfolio Holdings for Most Recent First and Third Fiscal Quarters; and Proxy Voting Policies specified in Item 17(f) of Form N-1A and the most recently filed report on Form N-PX. The Funds shall host and maintain the website specified in paragraph (b)(2)(i) of Rule 30e-1, so that the relevant Required Materials are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph.

C.  The Funds shall be responsible for the content and substance of the Required Materials as provided to the Company, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, the Funds shall be responsible for ensuring that the

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Required Materials as provided to the Company:

(a)	Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(b)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

D.  The Funds shall be responsible for preparing and providing the following “Fund Documents,” as specified in paragraph (j)(1)(iii) of Rule 498A:

(a)	Summary Prospectus for the Funds

(b)	Statutory Prospectus for the Funds

(c)	Statement of Additional Information (“SAI”) for the Funds; and

(d)	Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Funds.

E.  The Funds shall provide the Fund Documents specified in Paragraphs 10(a), (b), and (c) above to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide updated versions as necessary, to facilitate a continuous offering of the Fund Company’s securities and the Contracts. The Funds shall provide the Shareholder Reports specified in Paragraph 10(d) above within 60 days after the close of each of the Fund’s reporting periods (in accordance with Rule 30e-1 under the 1940 Act).

F.  The Funds shall provide the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:

(a)	are both human-readable and capable of being printed on paper in human- readable format (in accordance with paragraph (h)(2)(i) of Rule 498A);

(b)

permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(c)	permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such materials that meet the

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requirements of subparagraphs 11(a) and (b) above (in accordance with paragraph (h)(3) of Rule 498A).

G.  The Company shall host and maintain the website specified in paragraph (j)(i)(iii) of Rule 498A, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Funds fulfill their obligations under this Amendment.

H.  The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A. The Funds shall ensure that a summary prospectus is used for the Funds, in accordance with paragraph (j)(1)(ii) of Rule 498A.

I.  The Funds shall provide such data regarding each Fund’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the foregoing, the Funds shall provide the following Fund expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statements for the Variable Contracts (and as otherwise reasonably requested by the Company), but in no event later than eighty (80) calendar days after the close of each Fund’s fiscal year:

(a)

the gross “Annual Fund Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 16 to Item 4 of Form N-4, and (ii) Instruction 4(a) to Item 4 of Form N-6); and

(b)

the net “Annual Fund Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Fund calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 17 to Item 4 of Form N-4 and (ii) Instruction 4 to Item 17 of Form N-4, and (iii) Instruction 4(b) to Item 4 of Form N-6, and (iv) Instruction 4 to Item 18 of Form N-6)), and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Funds; and

(c)

the “Average Annual Total Returns” for each Fund (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10 year periods, and in accordance with (i) Instruction 7 to Item 17 of Form N-4, and (ii) Instruction 7 to Item 18 of Form N-6)).

5.  For purposes of this Agreement, the Company makes the representations in Section 12 of Exhibit A except that it represents that is has legally and validly established ACCOUNT as a segregated asset account under New York law instead of under Texas law.

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6.  For purposes of this Agreement, the notification address for the Company in Section 18 of Exhibit A is deleted and replaced in its entirety as follows:

If to the Company:

The United States Life Insurance Company in the City of New York

21650 Oxnard Street, Suite 750

Woodland Hills, California 91367

Attn: Bryan Pinsky

Email: bryan.pinsky@corebridgefinancial.com

With a copy to:

Mallary Reznik

21650 Oxnard Street, Suite 750

Woodland Hills, California 91367

Attn: Mallary Reznik

Email: mallary.reznik@corebridgefinancial.com

7.  For purposes of this Agreement, the applicable state law in Section 20 of Exhibit A under which this Agreement shall be construed shall be the laws of the State of New York.

8.  For purposes of this Agreement, Schedule A in Exhibit A is deleted and replaced with the separate Schedule A to this Agreement.

9.  This Agreement shall be interpreted consistent with the intent of the Parties which is to create a fully separate agreement among the Parties in respect of investment(s) by the Company, on behalf of the Accounts, in shares of Funds.

[The remainder of this page is intentionally blank. Signatures to follow.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK, on behalf of itself and on behalf of the Accounts set forth on Schedule A

By:
Barbara Rayll
Vice President, Business Case Development

VANGUARD FIXED INCOME SECURITIES FUNDS (2 FUNDS)
Vanguard Long-Term Investment-Grade Fund
Vanguard Long-Term Treasury Fund

VANGUARD STAR FUNDS (3 FUNDS)
Vanguard LifeStrategy Conservative Growth Fund
Vanguard LifeStrategy Moderate Growth Fund
Vanguard LifeStrategy Growth Fund

VANGUARD WELLINGTON FUND (1 FUND)
Vanguard Wellington Fund

VANGUARD WINDSOR FUND (1 FUND)
Vanguard Windsor II Fund

VANGUARD CHESTER FUNDS (12 FUNDS)

Vanguard Target Retirement 2020 Fund, Investor Class

Vanguard Target Retirement 2050 Fund, Investor Class

Vanguard Target Retirement 2025 Fund, Investor Class

Vanguard Target Retirement 2055 Fund, Investor Class

Vanguard Target Retirement 2030 Fund, Investor Class

Vanguard Target Retirement 2060 Fund, Investor Class

Vanguard Target Retirement 2035 Fund, Investor Class

Vanguard Target Retirement 2065 Fund, Investor Class

Vanguard Target Retirement 2040 Fund, Investor Class

Vanguard Target Retirement 2070 Fund, Investor Class

Vanguard Target Retirement 2045 Fund, Investor Class

Vanguard Target Retirement Income Fund, Investor Class

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VANGUARD EXPLORER FUND (1 FUND)
Vanguard Explorer Fund, Admiral Class

VANGUARD FENWAY FUNDS (1 FUND)
Vanguard Equity-Income Fund, Admiral Class

VANGUARD MONEY MARKET RESERVES (1 FUND)
Vanguard Federal Money Market. Fund, Investor Class

VANGUARD WORLD FUND (1 FUND)
Vanguard FTSE Social Index Fund, Institutional Class

By:
[Name] John Schadl
[Title] Assistant Secretary

THE VANGUARD GROUP, INC.

By:
[Name] Carolyn Sherry
[Title] Principal

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Schedule A

Accounts

Name of Account	Date of Resolution of Company’s Board which Established the Account

USL Separate Account RS	June 14, 2024

Funds

VANGUARD FIXED INCOME SECURITIES FUNDS (2 FUNDS)

Vanguard Long-Term Investment-Grade Fund	Vanguard Long-Term Treasury Fund

VANGUARD STAR FUNDS (3 FUNDS)

Vanguard LifeStrategy Conservative Growth Fund	Vanguard LifeStrategy Moderate Growth Fund
Vanguard LifeStrategy Growth Fund

VANGUARD WELLINGTON FUND (1 FUND)

Vanguard Wellington Fund

VANGUARD WINDSOR FUND (1 FUND)

Vanguard Windsor II Fund

•	Each Vanguard Fund is organized as a Delaware Business Trust

•	Notices may be sent to the Funds at:

o	The Vanguard Group, Inc., Post Office Box 2600, Valley Forge, PA 19842 (for overnight delivery)

o	The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355

VANGUARD CHESTER FUNDS (12 FUNDS)

 Vanguard Target Retirement 2020 Fund, Investor Class Vanguard Target Retirement 2050 Fund, Investor Class

 Vanguard Target Retirement 2025 Fund, Investor Class Vanguard Target Retirement 2055 Fund, Investor Class

 Vanguard Target Retirement 2030 Fund, Investor Class Vanguard Target Retirement 2060 Fund, Investor Class

 Vanguard Target Retirement 2035 Fund, Investor Class Vanguard Target Retirement 2065 Fund, Investor Class

 Vanguard Target Retirement 2040 Fund, Investor Class Vanguard Target Retirement 2070 Fund, Investor Class

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 Vanguard Target Retirement 2045 Fund, Investor Class  Vanguard Target Retirement Income Fund, Investor Class

VANGUARD EXPLORER FUND (1 FUND)

Vanguard Explorer Fund, Admiral Class

VANGUARD FENWAY FUNDS (1 FUND)

Vanguard Equity-Income Fund, Admiral Class

VANGUARD MONEY MARKET RESERVES (1 FUND)

Vanguard Federal Money Market. Fund, Investor Class

VANGUARD WORLD FUND (1 FUND)

Vanguard FTSE Social Index Fund, Institutional Class

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Exhibit A

PARTICIPATION AGREEMENT

This AGREEMENT is made by and between the mutual funds which are identified on Schedule A hereto, as amended from time to time, and which have executed this Agreement (the “Funds”), the Vanguard Group, Inc. (“Adviser”), a Pennsylvania corporation, and The Variable Annuity Life Insurance Company (‘VALIC”), a life insurance company organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account set forth on Schedule A hereto as amended from time to time (each such account hereinafter referred to as “ACCOUNT”).

WHEREAS, VALIC wishes to offer as investment options under certain group variable annuity and funding contracts and certain employee benefit plans under the Internal Revenue Code of 1986, as amended, one or more of the Funds;

WHEREAS, each Fund is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (the “1940 Act”) as an open-end, diversified, management investment company; and

WHEREAS, each Fund is (i) organized as (A) a series fund, and currently intends to issue shares of separate series (each a “Portfolior1); those Portfolios which are subject to this Agreement are listed on Schedule B hereto, and the Board of Directors/Trustees of each such Fund (the 11Board”) may in the future issue shares of additional Portfolios; or (B) an individual portfolio; and (ii) issues shares to the general public and to the separate accounts of insurance companies (“Participating Insurance Companies”) to fund variable insurance products and certain qualified pension and retirement plans; and

WHEREAS, Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

WHEREAS, VALIC has established ACCOUNT to offer variable contracts (the “Contracts”) and is desirous of having each of the Funds as one of the underlying funding vehicles for the Contracts; and:

WHEREAS, the Funds and Adviser know of no reason why shares in any Fund or Portfolio (“Shares”) may not be sold to Participating Insurance Companies to fund variable insurance products and qualified pension and retirement plans; and

WHEREAS, VALIC intends to purchase shares of other open-end management investment companies that offer shares to the general public to fund the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, VALIC intends to purchase shares of the Funds to fund the Contracts and Adviser is or will be authorized to sell such shares to VALIC at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, VALIC, the Funds and Adviser agree as follows:

1.  Each Fund and Adviser agree to make Shares available for purchase by VALIC and ACCOUNT at the applicable net asset value per Share on those days on which each Fund calculates its net asset value pursuant to SEC rules. Each Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of a Fund may refuse to sell Shares to any person, or suspend or terminate the offering of Shares, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Fund or the Portfolio

2.  Subject to the terms and conditions set forth in this Agreement, Adviser hereby appoints and retains VALIC, and VALIC agrees to act as, each Fund’s agent to perform the administrative services set forth herein with respect to accepting purchase and redemption orders for Shares of each Fund or Portolio.

3.  Issuance and transfer of shares will be by book entry only. Stock certificates will not be issued to VALIC or ACCOUNT. Shares ordered from a Fund will be recorded in an appropriate title for ACCOUNT or the appropriate subaccount of ACCOUNT.

4.  VALIC agrees to provide services to the Adviser including the following:

a)  responding to inquiries from Contract owners using one or more of the Funds or Portfolios as an investment vehicle regarding the services performed by VALIC as they relate to a Fund or Portfolio;

b)  providing information to the Adviser and to Contract owners with respect to shares attributable to Contract owner accounts;

c)  developing and maintaining a means of identifying and analyzing information relating to Contract owners using one or more of the Funds or Portfolios as an investment vehicle through computer databases or similar approaches;

d)  printing and mailing of shareholder communications from each Fund as may be required;

e)  serving as the agent of the Funds for the receipt of orders to purchase and redeem shares of the Funds and Portfolios pursuant to Section 5;

54022720.7 050196 1930E 94125291	- 2 -

f)  cooperating with the Funds, the Adviser, and governmental authorities in connection with the regulation of the Funds and the sale of the shares of the Funds and Portfolios pursuant to Section 14;

g)  providing data and materials to the Funds needed to maintain the compliance of the Funds with the securities laws; and

h) communicating directly with Contract owners concerning the Funds’ operations.

5.  Each Fund shall furnish same day notice (by wire, telecopier, or telephone followed by written confirmation) to VALIC of any income, dividends or capital gain distributions payable on any Shares. VALIC hereby elects to receive all such income, dividends and capital gain distributions of a Fund or Portfolio in the form of additional Shares of that Fund or Portfolio. VALIC reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. Adviser shall notify VALIC of the number of shares so issued as payment of such dividends and distributions.

6.  (a) Each Fund agrees to sell to VALIC Shares which VALIC orders, (which orders will be based exclusively on the net transaction requests VALIC receives from Contract holders) executing such orders on a daily basis at the net asset value next computed after receipt by Adviser or its agent of the order for the Shares. For purposes of this Section 6(a), VALIC shall be the agent of each Fund for receipt of such orders from VALIC and receipt in proper form by such agent prior to 4:00 p.m. Eastern time shall constitute receipt by such Fund; provided that the Fund receives notice via the Adviser’s standard electronic data transmission format of such order by 5:00 a.m. New York time on the next following Business Day. “In proper form” means that amounts to be invested or redeemed are identified on VALIC’s computer systems by Participant, Plan, Contract and Fund in accordance with VALIC’s standard procedures for processing transactions. If such order is received by the Fund after 5:00 a.m., the Fund will reject such order and VALIC may resubmit such order (either by including it with the next day’s electronic data transmission or through other mutually acceptable means) and the resubmitted order will be executed on the basis of the net asset value computed that day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

(b)  Each Fund agrees to redeem for cash, on VALIC’s request, (which requests will be based exclusively on the net transaction requests VALIC receives from Contract holders) any full or fractional shares of such Fund or Portfolio held by VALIC, executing such requests on a daily basis at the net asset value next computed after receipt by such Fund or its designee of the request for redemption. For purposes of this Section 6(b), VALIC shall be the agent of each Fund for receipt of requests for redemption from

54022720.7 050196 1930E 94125291	- 3 -

VALIC and receipt in proper form by such agent prior to 4:00 p.m. Eastern time shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 5:00 a.m. New York time on the next following Business Day. If such request for redemption is received by the Fund after 5:00 a.m., the request will be executed on the basis of the net asset value computed that day. If such request is received by the Fund after 5:00 a.m., the Fund will reject such request and VALIC may resubmit such request (either by including it with the next day’s electronic data transmission or through other mutually acceptable means) and the resubmitted request will be executed on the basis of the net asset value computed that day.

(c)  The Funds shall make the net asset value per share for each Fund or Portfolio available to VALIC on a daily basis as soon as reasonably practical after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If a Fund provides VALIC with the incorrect share net asset value information through no fault of VALIC, VALIC on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any error in the calculation of net asset value, dividend and capital gain information greater than or equal to $.01 per Share, shall be reported immediately upon discovery to VALIC. Any error of a lesser amount shall be corrected in the next Business Day’s net asset value per share for such Fund or Portfolio.

(d)  If VALIC requests the purchase of Shares pursuant to Section 6(a), VALIC shall pay for such purchase by wiring federal funds to the Fund or its designated custodial account on the Business Day following the Business Day on which the order is trade dated. If VALIC requests a net redemption resulting in a payment of redemption proceeds to VALIC pursuant to Section 6(b), the Fund shall wire the redemption proceeds to VALIC on the Business Day following the Business Day on which the order is trade dated, unless doing so would require Adviser to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to VALIC within three business days and the Fund shall notify the person designated in writing by VALIC as the recipient for such notice of such delay by 3:00 p.m. New York time the same Business Day that VALIC transmits the redemption order to the Fund. If VALIC’s order requests the application of redemption proceeds from the redemption of shares of one Portfolio or Fund to the purchase of shares of another Portfolio or Fund, the Fund shall so apply such proceeds to the other Portfolio, or transfer them to the other Fund, on the same Business Day that VALIC transmits such order to the Fund.

(e)  Purchase and redemption orders shall be transmitted separately for each Fund by VALIC to Adviser in a format consistent with Adviser’s specified file formats, which Adviser shall provide to VALIC within a reasonable period of time prior to their application.

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7.  (a)  The Funds or Adviser shall provide VALIC with as many copies of each Fund’s and Portfolio’s current prospectus, statements of additional information, latest annual and semi-annual report, and when applicable, current proxy material, in each case as VALIC may reasonably request. Each Fund or Adviser shall provide VALIC with as many copies of any prospectus supplement for such Fund or Portfolio as VALIC may reasonably request.

(b)  Unless otherwise provided herein, all parties to this Agreement shall bear all expenses incident to the performance of their respective duties under this Agreement.

8.  (a)  VALIC will furnish, or will cause to be furnished, to Adviser or its designee, each piece of sales literature or other promotional material in which Adviser or any Fund is named. No such material will be used if Adviser or its designee reasonably objects to its use in writing within ten days after receipt of such material.

(b)  Each Fund or its designee will furnish, or will cause to be furnished, to VALIC, each piece of sales literature or other promotional material in which VALIC is named. No such material will be used if VALIC reasonably objects to its use in writing within ten days after receipt of such material.

(c)  Neither Adviser, any Fund or their affiliates or agents shall give any information or make any representations on behalf of VALIC or concerning VALIC, ACCOUNT, or the Contracts issued by VALIC, other than the information or representations contained in a registration statement or prospectus for such Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for ACCOUNT or prepared for distribution to owners of the Contracts, or in sales literature or other promotional material approved by VALIC or its designee, except with the permission of VALIC.

(d)  VALIC and its affiliates and agents shall not give any information or make any representations on behalf of Adviser or any Fund or concerning Adviser or any Fund other than the information or representations contained in a registration statement or prospectus for such Fund, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

(e)  For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computer facility or service including the internet, or other public media), sales literature (such as any written communication distributed or made

54022720.7 050196 1930E 94125291	- 5 -

generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts or any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. (“NASD”) rules or the 1933 or 1940 Acts.

9.  (a)  Except as limited by and in accordance with the provisions of Sections 9(b) and 9(c) hereof, VALIC agrees to indemnify and hold harmless Adviser and each Fund and each trustee of the Board of each Fund and officers of each Fund and each person, if any, who controls each Fund and each of the directors and officers of Adviser and each person, if any, who controls Adviser within the meaning of Section IS of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of VALIC) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of any Shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to VALIC by or on behalf of any Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of any

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Fund not supplied by VALIC, or persons under its control) or wrongful conduct of VALIC or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of any Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to such Fund by or on behalf of VALIC; or

(iv)	arise as a result of any failure by VALIC to substantially provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by VALIC in this Agreement or arise out of or result from any other material breach of this Agreement by VALIC; or

(vi)	arise out of or result from the fact that the Contracts are invested in shares of regulated investment companies that are also available without limitation to investors from the general public.

(b)  VALIC shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party is subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to a Fund.

(c)    VALIC shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified VALIC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify VALIC of any such claim shall not

54022720.7 050196 1930E 94125291	- 7 -

relieve VALIC from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, VALIC shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that VALIC shall not settle or in any way compromise such action without first obtaining the consent of the Indemnified Party (which consent shall not be unreasonably withheld). After notice from VALIC to such party of VALIC’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and VALIC will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

10.  (a)  Except as limited by and in accordance with the provisions of Sections IO(b) and IO(c), Adviser agrees to indemnify and hold harmless VALIC and each of its directors and officers and each person, if any, who controls VALIC within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 10) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of any Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of any Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Adviser or any Fund or its adviser by or on behalf of VALIC for use in the registration statement or prospectus for any Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the

54022720.7 0501% 1930E 94125291	- 8 -

Contracts not supplied by Adviser or any Fund or its adviser or persons under their control) or wrongful conduct of Adviser or any Fund or persons under their control, with respect to the sale or distribution of the Contracts or Shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to VALIC by or on behalf of any Fund; or

(iv)

arise as a result of (a) a failure by any Fund to substantially provide the services and furnish the materials under the terms of this Agreement; (b) a failure by any Fund to qualify as a Regulated Investment Company under Subchapter M of the Code; or (c) a failure by any Fund to register its shares as required by the laws of the various states; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by Adviser.

(b)  Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party is subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to VALIC.

(c)  Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such claim shall not

54022720.7 050196 1930E 94125291	- 9 -

relieve Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Adviser shall be entitled to participate at its own expense in the defense thereof. Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that Adviser shall not settle or in any way compromise such action without first obtaining the consent of the Indemnified Party (which consent shall not be unreasonably withheld). After notice from Adviser to such party of Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

11.  Each Fund represents and warrants that Shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance, and shall be issued, in compliance in all material respects with applicable law, and that each Fund is and shall remain registered under the 1940 Act for so long as required thereunder. Each Fund further represents and warrants that it qualifies as a Regulated Investment Company under Subchapter M of the Code, and will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions), and that each Fund will notify VALIC immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. Each Fund will register and qualify its shares for sale in accordance with the laws of the various states as may be required by law.

12.  VALIC represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established ACCOUNT as a segregated asset account under Texas law and has registered ACCOUNT as a unit investment trust under the 1940 Act. VALIC represents and warrants that the Contracts are or will be registered under the 1933 Act and that the Contracts will be issued in compliance in all material respects with all applicable federal and state laws.

13.  Each Fund will provide VALIC with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Funds and Portfolios promptly after such documents become available to all investors in the Fund or Portfolio. VALIC will provide each Fund or its designee with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to ACCOUNT promptly after such documents become available to all investors in the Fund or Portfolio.

54022720.7 050196 1930E 94125291	- 10 -

14.  Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

15.  VALIC reserves the right to vote Shares held in the Account in its own right, to the extent permitted by Jaw.

16.  (a) This Agreement shall continue in full force and effect until termination by any Party for any reason, by two (2) months advance written notice delivered to the other Parties (which may, however, be waived by the other party). Notwithstanding any termination of this Agreement, the Funds shall continue to make available additional Shares for all Contracts in effect on the effective date of termination of this Agreement unless the Adviser, in its sole judgment exercised in good faith, determines that VALIC has failed to comply with any provision of this Agreement.

(b) Notwithstanding any termination of this Agreement, VALIC’s and the Adviser’s obligation under Sections 9 and IO to indemnify the other shall survive.

17.  Each Fund and Adviser agree to comply with, and to ensure that each Fund complies with, any applicable state insurance Jaws or regulations, including cooperating with VALIC in any filings of sales literature for the Contracts, to the extent notified thereof in writing by VALIC.

18.  Any notice shall be sufficiently given when sent by registered or certified mail (return receipt requested) to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to a Fund:

As set forth on Schedule A

If to Adviser:

The Vanguard Group, Inc.

I00 Vanguard Boulevard

Malvern, PA 19355

Attention: Dennis Simmons

54022720.7 050196 1930E 94125291	- 11 -

If to VALIC:

The Variable Annuity Life Insurance Company

2929 Allen Parkway

Houston, TX 77019

ATTN: Cynthia A. Toles

19.  This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts and the rules and regulations thereunder, including any exemptive relief therefrom and the orders of the SEC setting forth such relief.

20.  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania.

21.  This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one instrument.

22.  A copy of each Fund’s Articles of Incorporation/Declaration of Trust is on file with the Secretary of State of the State of the Fund’s organization, as set forth on Schedule A. The Articles of Incorporation/Declaration of Trust has been executed on behalf of each Fund by certain Directors/Trustees in their capacity as Directors/Trustees of such Fund and not individually. All persons dealing with each Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents, or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

54022720.7 0501% 1930E 94125291	- 12 -

SCHEDULE A

State of
Fund	Address	Organization

Vanguard/	Vanguard Group, Inc.	Maryland
Wellington Fund	Attn: Wellington Fund
Vanguard Financial Center
Valley Forge, PA 19482

Vanguard/	Vanguard Group, Inc.	Maryland
Windsor II	Attn: Windsor II
Vanguard Financial Center
Valley Forge, PA 19482

Vanguard Fixed	Vanguard Group, Inc.	Maryland
Income Securities	Attn: Vanguard Fixed Income
Fund, Inc.	Securities Fund, Inc.
Vanguard Financial Center
Valley Forge, PA 19482

54022720.7 050196 I930E 94125291	- 14 -

SCHEDULE B

Portfolios

Vanguard Fixed Income Securities Fund, Inc.

1.	Long-term Corporate Portfolio

2.	Long-term U.S. Treasury Portfolio

54022720.7 050196 1930E 94125291	- 15 -

AMENDMENT NO.1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (the “Amendment”) is effective as of July 17, 1998, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the “Company”) and THE VANGUARD GROUP, INC. (the “Adviser”).

RECITALS

WHEREAS, the Company, the Adviser and certain Funds are parties to that Participation Agreement dated May 18, 1996 (the “Agreement”) in connection with the participation by the Funds in Contracts offered by the Company; and

WHEREAS, the Company and the Adviser desire to limit the parties to the Agreement and desire to list new Funds under the Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company and the Adviser agree as follows:

The parties to the Agreement hereafter shall be the Company and the Adviser, and shall not require that each Fund under the Agreement be a party to the Agreement.

The Adviser shall uphold the representations made by the Funds in the Agreement.

Schedules A and B shall be combined into said Schedule A, and Schedule A to this Amendment shall replace the Schedule A and Schedule B to the Agreement.

Schedule A will list the Vanguard Funds and Portfolios to be used as funding vehicles by the Company under the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 effective the day and year first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY		THE VANGUARD GROUP, INC.
By:		By:
	Cynthia A. Toles Senior Vice President, General Counsel and Secretary		Dennis Simmons Principal - Legal

SCHEDULE A

Vanguard/ Wellington Fund

Vanguard/ Windsor II

Vanguard Fixed Income Securities Fund, Inc.

Long-Term Corporate Portfolio Long-Term U.S. Treasury Portfolio

Vanguard STAR Fund

Vanguard LifeStrategy Growth Portfolio

Vanguard LifeStrategy Moderate Growth Portfolio

Vanguard LifeStrategy Conservative Growth Portfolio

•	Each Vanguard Fund is organized as a Delaware Business Trust

•	Notices may be sent to the Funds at:

The Vanguard Group, Inc., Post Office Box 2600, Valley Forge, PA 19482, (for overnight delivery)

The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355

THE VANGUARD GROUP, INC.

SECOND AMENDMENT TO

PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT, made this 13th day of April, 2007, by and between THE VANGUARD GROUP, INC. (“Vanguard”), a Pennsylvania corporation with its principal place of business in Pennsylvania, and THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”), a Texas life insurance company with its principal place of business in Texas, on its own behalf and on behalf of each segregated asset account ofV ALIC identified on Schedule A hereto (each, an “Account” and collectively, the “Accounts”).

WITNESSETH:

WHEREAS, Vanguard, VALIC and certain Vanguard mutual funds entered into a Participation Agreement dated as of May 8, 1996 (the “Agreement”);

WHEREAS, Vanguard and VALIC deem it necessary and desirable to amend the Agreement with respect to the application of certain Vanguard policies and procedures to the accounts maintained by VALIC, to remove the Vanguard funds as parties to the Agreement, and in certain other respects, all on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Definitions. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

2.   Amendments. The Agreement is hereby amended as follows:

(a)  All references in the Agreement to “Adviser” are changed to “Vanguard”, and all references in the Agreement to a “Portfolio” or “Portfolios”, or to a “Fund [and/or] Portfolio” or “Funds [and/or] Portfolios” are changed to “Fund” or “Funds,” respectively.

(b)  A new first “WHEREAS” clause is added on the first page of the Agreement to read in full as follows:

“WHEREAS, Vanguard provides services as transfer agent, dividend disbursement agent, and shareholder servicing agent for the open-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that are included in The Vanguard Group of investment companies, as well as Vanguard STAR Funds and Vanguard Institutional Index Fund (each, a “Fund” and collectively, the “Funds”);

(c)  The current first “WHEREAS” clause on the first page of the Agreement is amended and restated to read in full as follows:

“WHEREAS, VALIC provides participant accounting, record-keeping, administrative and/or other services to certain variable annuity contracts designed and offered by VALIC (each, a “Contract” and collectively, the “Contracts”) and to certain tax-qualified defined contribution plans (each, a “Plan” and collectively, the “Plans”); and”.

(d)  The current second and third “WHEREAS” clauses on the first page of the Agreement are deleted, and the current fifth “WHEREAS” clause on the first page of the Agreement is amended and restated to read in full as follows:

“WHEREAS, VALIC has established the Accounts to offer the Contracts and is desirous of having the Funds serve as underlying investment vehicles for the Contracts and as underlying investment options for the Plans; and”.

(e)  The following new “WHEREAS” clauses are added after the “WHEREAS” clauses on the first page of the Agreement:

“WHEREAS, the Plans and the Contracts allow for the allocation of net amounts received by VALIC to the Accounts which correspond to each Fund for investment in shares of the Funds; and

WHEREAS, selection of a particular sub-account is made by the Plan participant or Contract owner, and such Plan participants and/or Contract owners may reallocate their investment options among the Accounts in accordance with the terms of the Plans or Contracts, as appropriate; and

WHEREAS, VALIC has established or will establish individual accounts on its record-keeping system reflecting all transactions by or on behalf of Plan participants and beneficiaries and Contract owners which result in purchases or redemptions by the Accounts of shares of the Funds;

WHEREAS, Vanguard has established or will establish accounts on its mutual fund shareholder record-keeping system to reflect the Accounts’ ownership of shares of the Funds and all transactions by the Accounts involving such shares;

WHEREAS, Vanguard and VALIC desire to communicate information with respect to transactions by the Accounts involving shares of the Funds, pursuant to the terms and conditions set forth in this Agreement;”.

(f)  The second sentence of Section 6(a) of the Agreement is amended and restated to read in full as follows:

“For purposes of this Section 6(a), VALIC shall be the agent of each Fund for receipt of such orders from VALIC and receipt in proper form by such agent prior to the close of regular trading on the New York Stock Exchange (generally, 4:00 p.m. Eastern time) (“Market Close”) shall constitute receipt by such Fund; provided that the Fund receives notice via Vanguard’s standard electronic data transmission format of such order by 5:00 a.m. Eastern time on the next following Business Day.”

(g)  Section 6 of the Agreement is amended by adding new subsections (f), (g), (h), (i) and (j) to read in full as follows:

“(f) Purchase and Redemption Fee Funds. The parties acknowledge that VALIC does not hold shares of any Fund that imposes a purchase fee or a redemption fee (each, a “Fee Fund”). VALIC agrees as follows:

(i)   It will not establish an account in any Fee Fund at any time during the term of this Agreement;

2

(ii)   IfV ALIC establishes an account in a Fee Fund in violation of this Section 6(1), Vanguard shall be authorized to cancel the order by means of which the account was established and to terminate the account at any time. Any such cancellation and termination shall be on a current-day basis, and Vanguard will return to VALIC the lesser of (A) the amount initially invested or (B) the then-current value of such investment; and

(iii)   if the Board of Trustees of any Fund then held by VALIC determines to impose a purchase and/or redemption fee on transactions in such Fund, then upon receipt of notice from Vanguard of the Fund Board’s decision, VALIC will cooperate in good faith with Vanguard to reach a mutually agreeable resolution regarding VALIC’s investment in such Fund, which may include, as appropriate, VALIC’s decision to divest itself of such Fund within a reasonable time, the parties’ entering into an amendment to this Agreement addressing applicable requirements relating to the tracking, assessment and remittance of purchase and/or redemption fees, or such other arrangement as the parties may adopt.

(g)   Multiple Share Class Funds. The parties acknowledge that VALIC does not hold shares other than Investor Shares of any Fund offering multiple share classes (each, a “Multiple Class Fund”). VALIC agrees as follows:

(i)   It will not establish an account in any share class of a Multiple Class Fund other than Investor Shares at any time during the term of this Agreement; and

(ii)   IfV ALIC establishes an account in a share class of a Multiple Class Fund other than Investor Shares in violation of this Section 6(g), Vanguard shall be authorized to cancel the order by means of which the account was established and to terminate the account at any time. Any such cancellation and termination shall be on a current-day basis, and Vanguard will return to VALIC the lesser of (A) the amount initially invested or (B) the then-current value of such investment.

(h)   VALIC’s Frequent Trading Policy. VALIC agrees that it will apply the frequent trading policy described in or attached as Exhibit A to this Agreement to Plan participants and Contract owners investing in the Funds through the Accounts, as such Exhibit may be amended by VALIC upon reasonable advance written notice to Vanguard.

(i)   Extraordinary Plan Events. VALIC is not authorized to accept as Vanguard’s agent any purchase or redemption of shares in an amount which equals or exceeds the “Large Transaction Amount” for a Fund (as specified in Exhibit B attached to this Agreement, as in effect from time to time), where such order is the result of an “Extraordinary Plan Event” of which VALIC is aware, unless VALIC has notified Vanguard of such order, by calling VALIC’s designated Vanguard operations team, as soon as practicable on the trade date and in no event later than one hour prior to the Market Close on the trade date. For these purposes, an “Extraordinary Plan Event” shall mean an event outside the normal operation of a Plan or an Account such as an entire Plan or Account moving into or out of a Fund or an asset transfer or merger arising from a merger, acquisition or divestiture. In addition, in accordance with the prospectus of each Fund, Vanguard reserves the right to refuse any purchase order, or to delay settlement of any redemption order, which Vanguard, in its sole discretion, deems disruptive or detrimental to the applicable Fund. In connection with any redemption order that equals or exceeds the applicable Large Transaction Amount, Vanguard reserves the right to delay delivery of redemption proceeds for up to seven days, to the extent permitted by applicable law or regulation, or to effect the redemption through an in-kind distribution of securities. Vanguard reserves the right to revise Exhibit B at any time and will provide 30 days’ advance written notice of such revision to VALIC.

G)   Certain Transactions and Restrictions.

3

(i)   VALIC agrees that it will provide, not later than five Business Days after receipt of a written request by Vanguard on behalf of a Fund, the Taxpayer Identification Number of any or all Plan participants and/or Contract owner(s) and the amount, date, name of investment professional associated with the Plan participant and/or Contract owner (if any), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange transaction by such Plan participant and/or Contract owner investing in a Fund through an Account, held through an account maintained by VALIC during the specific period covered by the request. Requests must set forth a specific period, not to exceed 90 calendar days from the date of the request, for which transaction information is sought. Vanguard may request transaction information older than 90 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by a Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by such Fund. Unless required by applicable law, rule or regulation, Vanguard and the Funds agree not to use the information received under this Section for marketing or any other purpose not related to (A) limiting or reducing abusive trading in shares issued by the Funds or (B) collecting purchase or redemption fees (if any).

(ii)   VALIC agrees that it will execute written instructions from Vanguard on behalf of a Fund, including instructions to restrict or prohibit purchases or exchanges of Fund shares in specific accounts or by or on behalf of specific Plan participants and/or Contract owners identified by such Fund. Any such instructions by Vanguard shall include the Taxpayer Identification Number or equivalent identifying number of the Plan participant(s) and/or Contract owner(s) to which the instructions relate and the specific restriction(s) to be executed. VALIC agrees that it will execute any such instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by VALIC. VALIC agrees to provide confirmation to Vanguard as soon as reasonably practicable that instructions have been executed, but not later than ten Business Days after the instructions have been executed.”

(t)  Section 7 of the Agreement is amended and restated to read in full as follows:

“(a)   Vanguard shall provide VALIC with as many copies of each Fund’s current prospectus, statement of additional information and latest annual and semi-annual report, in each case as VALIC may reasonably request. Vanguard shall provide VALIC with as many copies of any prospectus supplement(s) for each Fund as VALIC may reasonably request.

(b)   Upon Vanguard’s notification to VALIC of an upcoming Fund proxy solicitation, VALIC shall provide to the Fund’s print/mail vendor a list of Plan participant and/or Contract owner addresses as of the requested record date for inclusion in the Fund’s proxy mailing. Plan participants and Contract owners, as appropriate, will be responsible for voting all proxies.

(c)   Copies of the materials described in this Section shall be furnished to VALIC at Vanguard’s expense and shall be distributed to Plan participants and Contract owners at VALIC’s expense, except that Fund proxy solicitation and/or information statement materials shall be printed and distributed to Plan participants and Contract owners at the expense of Vanguard or the appropriate Fund(s). Unless otherwise provided herein, all parties to this Agreement shall bear all expenses incident to the performance of their respective duties under this Agreement.”

(g)  Section 16 of the Agreement is amended by adding a new subsection (c) to read in full as follows:

4

“(c)  This Agreement may be modified or amended from time to time by mutual written agreement of the parties; provided, however, that Exhibit A may be modified by VALIC at any time upon reasonable advance written notice to Vanguard, and provided further, that Exhibit B may be modified by Vanguard upon 30 days’ advance written notice to Vanguard.”

(h)  The parties’ notice addresses in Section 18 are modified to read as follows: “If to Vanguard The Vanguard Group, Inc.

“If to Vanguard	The Vanguard Group, Inc.
100 Vanguard Boulevard
Malvern, PA 19355
Attention: Principal, Institutional Asset Management Operations Fax
No.: (610) 669-4637

Copy to:	The Vanguard Group, Inc.
Legal Department, V26
100 Vanguard Blvd.
Malvern, PA 19355
Attention: Intermediary Agreements
Fax No.: (610) 503-5737

If to VALIC:	The Variable Annuity Life Insurance Company
2929 Allen Parkway, L4-01
Houston, TX 77019
Attention: Katherine Stoner
Fax No.: (713) 831-5011

Copy to:	The Variable Annuity Life Insurance Company
2929 Allen Parkway, L13-20
Houston, TX 77019
Attention: Thomas M. Ward
Fax No.: (713) 831-4124"

(i)  New Sections 23 and 24 are added to the Agreement to read as follows:

“23.  Proprietary Information and Privacy. Each party hereto aclmowledges that the identities of the other party’s customers (including, with respect to VALIC, for purposes of this section, Plans, Plan participants and Contract owners), information maintained by such other party regarding those customers (“Customer Information”), and all computer programs and procedures developed by such other party or such other party’s affiliates or agents in connection with such other party’s performance of its duties hereunder (such information, together with Customer Information, “Confidential Information”) constitute the valuable property of such other party. Each party agrees that should it come into possession of any Confidential Information of the other party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such Confidential Information (the “receiving party”) shall use its best efforts to hold such Confidential Information in confidence and refrain from using, disclosing, or distributing any of such Confidential Information, except (a) as required or necessary to carry out the obligations imposed by this Agreement, (b) with the other party’s prior written consent, or (c) as required by law or judicial process. Each party agrees to comply, at a minimum, with all applicable privacy laws, including those promulgated pursuant to Title V of the Grarnm-Leach-Bliley Act of 1999. The receiving party agrees to maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, Customer Information. Each party aclmowledges that any breach of the

5

foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach, such other party will be entitled to equitable relief by way of temporary and permanent iajunctions, as well as such other relief as any court of competent jurisdiction shall deem appropriate. Notwithstanding the foregoing, this section shall not prohibit the receiving party from utilizing the other party’s Confidential Information, if and to the extent such Confidential Information: (i) is or becomes a matter of public knowledge through no fault of the receiving party; or (ii) was in the receiving party’s possession or known by it prior to receipt from such other party; or (iii) was rightfully disclosed to the receiving party by another person without restriction; or (iv) is independently developed by the receiving party without access to such other party’s Confidential Information. The provisions of this section shall survive the termination of the Agreement.

24.  Anti-Money Laundering Policies. VALIC understands and acknowledges that it may have responsibility for complying with applicable federal anti-money laundering laws and regulations with respect to customers. VALIC has adopted and enforces an effective anti-money laundering program as required by applicable federal law and regulation, and will provide to Vanguard such additional certifications as it may request in writing from time to time as to the existence, enforcement and effectiveness of such program.”

(j)  Schedule A to the Agreement is replaced with Schedule A to this Amendment, and Exhibits A and B to this Amendment are added to the Agreement as Exhibits A and B, respectively.

3.  No Other Amendments. Except as specifically modified herein, the Agreement remains in full force and effect.

6

SCHEDULE A

VALIC ACCOUNTS

The Variable Annnity Life Insnrance Company Separate Account A

The Variable Annuity Life Insurance Company Separate Account C

8

Exhibit A

INVESTOR TRADING POLICY

VALIC has a policy to discourage excessive trading and market timing. Excessive trading can be harmful for long-term investors because it can be disruptive to a mutual fund and cause fund expenses to increase. VALIC will permit up to 15 transfers per calendar year between investment options, submitted via the Internet or by telephone. Multiple transfers between investment options on the same day will be counted as a single transfer for purposes of applying this limitation. Transfers in excess of this limit will be required to be submitted in writing by regular U.S. mail and/or investors may be restricted to one transfer every 30 days.

VALIC’s investment options are not designed to accommodate short-term trading or “market timing” organizations or individuals engaged in trading strategies that include programmed transfers, frequent transfers or transfers that are large in relation to the total assets of a mutual fund. These trading strategies may be disruptive to mutual funds by diluting the value of the fund shares, negatively affecting investment strategies and increasing portfolio turnover, as well as raising recordkeeping and transaction costs. Further, excessive trading harms fund investors, as the excessive trader takes security profits intended for the entire fund, in effect forcing securities to be sold to meet redemption needs. The premature selling and disrupted investment strategy causes fund performance to suffer, and exerts downward pressure on the fund’s price per share. If VALIC determines, in its sole discretion, that an investor’s transfer patterns among the investment options reflect a potentially harmful strategy, VALIC will require that transfers be submitted in writing by regular U.S. mail, to protect the other investors.

Regardless of the number of transfers an investor has made, VALIC will monitor and may restrict investors’ transfer privileges, if it appears that an investor is engaging in a potentially harmful pattern of transfers. VALIC will notify an investor in writing if the investor is restricted to mailing transfer requests to us via the U.S. mail service. Some of the factors VALIC will consider when reviewing transfer activities include:

•	the dollar amount of the transfer;
•	the total assets of the investment options involved in the transfer;
•	the number of transfers completed in the current calendar quarter; and/or
•	whether the transfer is part of a pattern of transfers to take advantage of short-term market fluctuations.

VALIC intends to enforce these frequent trading policies uniformly. VALIC makes no assurances that all the risks associated with frequent trading will be completely eliminated by these policies and/or restrictions. If VALIC is unable to detect or prevent market timing activity, the effect of such activity may result in additional transaction costs for the investment options and dilution of long-term performance returns. Thus, an investor’s account value may be lower due to the effect of the extra costs and resultant lower performance. VALIC reserves the right to modify these policies at any time.

Rev. May 1, 2005

9

EXHIBIT B

LARGE TRANSACTION AMOUNTS

Fund Name*	Fund Number	Ticker Symbol	Large Transaction Amount
Vanguard 500 Index Fund (Investor)	0040	VFINX	$1,000,000
Vanguard 500 Index Fund (Admiral)	0540	VFIAX	1,000,000
Vanguard Admiral Treasury Money Market Fund	0011	VUSXX	5,000,000
Vanguard Asset Allocation Fund (Investor)	0078	VAAPX	3,000,000
Vanguard Asset Allocation Fund (Admiral)	0578	VAARX	3,000,000
Vanguard Balanced Index Fund (Investor)	0002	VBINX	1,000,000
Vanguard Balanced Index Fund (Admiral)	0502	VBIAX	1,000,000
Vanguard Balanced Index Fund (Institutional)	0869	VBAIX	1,000,000
Vanguard California Intermediate-Term Tax-Exempt Fund (Investor)	0100	VCAIX	1,000,000
Vanguard California Intermediate-Term Tax-Exempt Fund (Admiral)	5100	VCADX	1,000,000
Vanguard California Long-Term Tax-Exempt Fund (Investor)	0075	VCITX	1,000,000
Vanguard California Long-Term Tax-Exempt Fund (Admiral)	0575	VCLAX	1,000,000
Vanguard California Tax-Exempt Money Market Fund	0062	VCTXX	1,000,000
Vanguard Capital Opportunity Fund (Investor)	Olli	VHCOX	1,000,000
Vanguard Capital Opportunity Fund (Admiral)	5111	VHCAX	1,000,000
Vanguard Capital Value Fund	0328	VCVLX	500,000
Vanguard Consumer Discretionary Index Fund (Admiral)	5483	VCDAX	100,000
Vanguard Consumer Staples Index Fund (Admiral)	5484	VCSAX	100,000
Vanguard Convertible Securities Fund	0082	VCVSX	500,000
Vanguard Developed Markets Index Fund	0227	VDMIX	500,000
Vanguard Diversified Equity Fund	0608	VDEQX	25,000
Vanguard Dividend Appreciation Index Fund	0602	VDAIX	100,000
Vanguard Dividend Growth Fund	0057	VDIGX	1,000,000
Vanguard Emerging Markets Stock Index Fund (Investor)	0533	VEIEX	250,000
Vanguard Emerging Markets Stock Index Fund (Admiral)	5533	VEMAX	250,000
Vanguard Emerging Markets Stock Index Fund (Institutional)	0239	VEMIX	250,000
Vanguard Energy Fund (Investor)	0051	VGENX	1,000,000
Vanguard Energy Fund (Admiral)	0551	VGELX	1,000,000
Vanguard Energy Index Fund (Admiral)	5480	VENAX	200,000
Vanguard Equity Income Fund (Investor)	0065	VEIPX	2,000,000
Vanguard Equity Income Fund (Admiral)	0565	VEIRX	2,000,000
Vanguard European Stock Index Fund (Investor)	0079	VEURX	500,000
Vanguard European Stock Index Fund (Admiral)	0579	VEUSX	500,000
Vanguard European Stock Index Fund (Institutional)	0235	VESIX	500,000
Vanguard Explorer Fund (Investor)	0024	VEXPX	1,000,000
Vanguard Explorer Fund (Admiral)	5024	VEXRX	1,000,000
Vanguard Extended Market Index Fund (Investor)	0098	VEXMX	1,000,000
Vanguard Extended Market Index Fund (Admiral)	0598	VEXAX	1,000,000
Vanguard Extended Market Index Fund (Institutional)	0856	VIEIX	1,000,000
Vanguard Federal Money Market Fund	0033	VMFXX	25,000,000
Vanguard Financials Index Fund (Admiral)	5486	VFAIX	200,000
Vanguard Florida Long-Term Tax-Exempt Fund (Investor)	0018	VFLTX	1,000,000
Vanguard Florida Long-Term Tax-Exempt Fund (Admiral)	0518	VFLRX	1,000,000
Vanguard FTSE All-World ex-US Index Fund (Institutional)	0881	VFWSX	25,000
Vanguard FTSE All-World ex-US Index Fund (Investor)	0770	VFWIX	25,000
Vanguard FTSE Social Index Fund (Investor)	0213	VFTSX	100,000
Vanguard FTSE Social Index Fund (Institutional)	0223	VFTNX	100,000
Vanguard Global Equity Fund	0129	VHGEX	1,000,000
Vanguard GNMA Fund (Investor)	0036	VFIIX	5,000,000
Vanguard GNMA Fund (Admiral)	0536	VFW(	5,000,000
Vanguard Growth Equity Fund (Investor)	0544	VGEQX	1,000,000
Vanguard Growth and Income Fund (Investor)	0093	VQNPX	2,000,000
Vanguard Growth and Income Fund (Admiral)	0593	VGIAX	2,000,000
Vanguard Growth Index Fund (Investor)	0009	V!GRX	1,000,000
Vanguard Growth Index Fund (Admiral)	0509	VIGAX	1,000,000

Fund Name*	Fund Number	Ticker Symbol	Large Transaction Amount
Vanguard Growth Index Fund (Institutional)	0868	VIGIX	1,000,000
Vanguard Health Care Fund (Investor)	0052	VGHCX	5,000,000
Vanguard Health Care Fund (Admiral)	0552	VGHAX	5,000,000
Vanguard Health Care Index Fund (Admiral)	5485	VHCIX	200,000
Vanguard High Dividend Yield Index Fund	0623	VHDYX	25,000
Vanguard High-Yield Corporate Fund (Investor)	0029	VWEHX	5,000,000
Vanguard High-Yield Corporate Fund (Admiral)	0529	VWEAX	5,000,000
Vanguard High-Yield Tax-Exempt Fund (Investor)	0044	VWAHX	1,000,000
Vanguard High-Yield Tax-Exempt Fund (Admiral)	5044	VWALX	1,000,000
Vanguard Industrials Index Fund (Admiral)	5482	VINAX	100,000
Vanguard Inflation-Protected Securities Fund (Investor)	0119	VIPSX	1,500,000
Vanguard Inflation-Protected Securities Fund (Admiral)	5119	VAIPX	1,500,000
Vanguard Inflation-Protected Securities Fund (Institutional)	1190	VIPIX	1,500,000
Vanguard Information Technology Index Fund (Admiral)	5487	VITAX	100,000
Vanguard Institutional Developed Markets Index Fund	0234	VIDMX	500,000
Vanguard Institutional Index Fund (Institutional)	0094	VINIX	1,000,000
Vanguard Institutional Index Fund (Institutional Plus)	0854	VIIIX	1,000,000
Vanguard Institutional Total Bond Market Index Fund	0337	VITBX	1,000,000
Vanguard Institutional Total Stock Market Index Fund (Institutional)	0870	VITNX	1,000,000
Vanguard Institutional Total Stock Market Index Fund (Institutional Plus)	0871	VITPX	1,000,000
Vanguard Insured Long-Term Tax-Exempt Fund (Investor)	0058	VlLPX	1,000,000
Vanguard Insured Long-Term Tax-Exempt Fund (Admiral)	0558	VILQX	1,000,000
Vanguard Intermediate-Term Bond Index Fund (Investor)	0314	VBIIX	1,000,000
Vanguard Intermediate-Term Bond Index Fund (Admiral)	5314	VBILX	1,000,000
Vanguard Intermediate-Term Bond Index Fund (Institutional)	0504	VBIMX	1,000,000
Vanguard Intermediate-Term Investment-Grade Fund (Investor)	0071	VFICX	1,000,000
Vanguard Intermediate-Term Investment-Grade Fund (Admiral)	0571	VFIDX	1,000,000
Vanguard Intermediate-Term Tax-Exempt Fund (Investor)	0042	VWITX	1,000,000
Vanguard Intermediate-Term Tax-Exempt Fund (Admiral)	0542	VWIUX	1,000,000
Vanguard Intermediate-Term Treasury Fund (Investor)	0035	VFITX	1,000,000
Vanguard Intermediate-Term Treasury Fund (Admiral)	0535	VFIUX	1,000,000
Vanguard International Explorer Fund	0126	VINEX	1,000,000
Vanguard International Growth Fund (Investor)	0081	VWIGX	2,000,000
Vanguard International Growth Fund (Admiral)	0581	VWILX	2,000,000
Vanguard International Value Fund	0046	VTRIX	2,000,000
Vanguard Large-Cap Index Fund (Investor)	0307	VLACX	200,000
Vanguard Large-Cap Index Fund (Admiral)	5307	VLCAX	200,000
Vanguard Large-Cap Index Fund (Institutional)	0807	VLISX	200,000
Vanguard LifeStrategy Conservative Growth Fund	0724	VSCGX	1,000,000
Vanguard LifeStrategy Growth Fund	0122	VASGX	1,000,000
Vanguard LifeStrategy Income Fund	0723	VASIX	1,000,000
Vanguard LifeStrategy Moderate Growth Fund	0914	VSMGX	1,000,000
Vanguard Limited-Term Tax-Exempt Fund (Investor)	0031	VMLTX	1,000,000
Vanguard Limited-Term Tax-Exempt Fund (Admiral)	0531	VMLUX	1,000,000
Vanguard Long-Term Bond Index Fund (Investor)	0522	VBLTX	250,000
Vanguard Long-Term Bond Index Fund (Institutional)	0545	VBLLX	250,000
Vanguard Long-Term Investment-Grade Fund (Investor)	0028	VWESX	5,000,000
Vanguard Long-Term Investment-Grade Fund (Admiral)	0568	VWETX	5,000,000
Vanguard Long-Term Tax-Exempt Fund (Investor)	0043	VWLTX	1,000,000
Vanguard Long-Term Tax-Exempt Fund (Admiral)	0543	VWLUX	1,000,000
Vanguard Long-Term Treasury Fund (Investor)	0083	VUSTX	1,000,000
Vanguard Long-Term Treasury Fund (Admiral)	0583	VUSUX	1,000,000
Vanguard Massachusetts Tax-Exempt Fund	0168	VMATX	500,000
Vanguard Materials Index Fund (Admiral)	5481	VMIAX	100,000
Vanguard Mid-Cap Growth Fund	0301	VMGRX	1,000,000
Vanguard Mid-Cap Growth Index Fund	0832	VMGIX	100,000
Vanguard Mid-Cap Index Fund (Investor)	0859	VIMSX	1,000,000
Vanguard Mid-Cap Index Fund (Admiral)	5859	VIMAX	1,000,000
Vanguard Mid-Cap Index Fund (Institutional)	0864	VMCIX	1,000,000
Vanguard Mid-Cap Value Index Fund	0835	VMVIX	100,000
Vanguard Morgan Growth Fund (Investor)	0026	VMRGX	5,000,000

11

Fund Name*	Fund Number	Ticker Symbol	Large Transaction Amount
Vanguard Morgan Growth Fund (Admiral)	0526	VMRAX	5,000,000
Vanguard New Jersey Long-Term Tax-Exempt Fund (Investor)	0014	VNJTX	1,000,000
Vanguard New Jersey Long-Term Tax-Exempt Fund (Admiral)	0514	VNJUX	1,000,000
Vanguard New Jersey Tax-Exempt Money Market Fund	0095	VNJXX	1,000,000
Vanguard New York Long-Term Tax-Exempt Fund (Investor)	0076	VNYTX	1,000,000
Vanguard New York Long-Term Tax-Exempt Fund (Admiral)	0576	VNYUX	1,000,000
Vanguard New York Tax-Exempt Money Market Fund	0163	VYFXX	1,000,000
Vanguard Ohio Long-Term Tax-Exempt Fund	0097	VOHIX	500,000
Vanguard Ohio Tax-Exempt Money Market Fund	0096	VOHXX	1,000,000
Vanguard Pacific Stock Index Fund (Investor)	0072	VPACX	250,000
Vanguard Pacific Stock Index Fund (Admiral)	0572	VPADX	250,000
Vanguard Pacific Stock Index Fund (Institutional)	0237	VPKIX	250,000
Vanguard Pennsylvania Long-Term Tax-Exempt Fund (Investor)	0077	VPAlX	1,000,000
Vanguard Pennsylvania Long-Term Tax-Exempt Fund (Admiral)	0577	VPALX	1,000,000
Vanguard Pennsylvania Tax-Exempt Money Market Fund	0063	VPTXX	1,000,000
Vanguard Precious Metals & Mining Fund	0053	VGPMX	1,000,000
Vanguard Prime Money Market Fund	0030	VMMXX	25,000,000
Vanguard Prime Money Market Fund (Institutional)	0066	VMRXX	25,000,000
Vanguard PRIMECAP Core Fund	1220	VPCCX	1,000,000
Vanguard PRIMECAP Fund (Investor)	0059	VPMCX	1,000,000
Vanguard PRIMECAP Fund (Admiral)	0559	VPMAX	1,000,000
Vanguard REIT Index Fund (Investor)	0123	VGSIX	500,000
Vanguard REIT Index Fund (Admiral)	5123	VGSLX	500,000
Vanguard REIT Index Fund (Institutional)	3123	VGSNX	500,000
Vanguard Selected Value Fund	0934	VASVX	2,000,000
Vanguard Short-Term Bond Index Fund (Investor)	0132	VBISX	2,000,000
Vanguard Short-Term Bond Index Fund (Admiral)	5132	VBIRX	2,000,000
Vanguard Short-Term Federal Fund (Investor)	0049	VSGBX	1,000,000
Vanguard Short-Term Federal Fund (Admiral)	0549	VSGDX	1,000,000
Vanguard Short-Term Investment-Grade Fund (Investor)	0039	VFSTX	1,000,000
Vanguard Short-Term Investment-Grade Fund (Admiral)	0539	VFSUX	1,000,000
Vanguard Short-Term Investment-Grade Fund (Institutional)	0858	VFSIX	1,000,000
Vanguard Short-Term Tax-Exempt Fund (Investor)	0041	VWSTX	1,000,000
Vanguard Short-Term Tax-Exempt Fund (Admiral)	0541	VWSUX	1,000,000
Vanguard Short-Term Treasury Fund (Investor)	0032	VFISX	1,000,000
Vanguard Short-Term Treasury Fund (Admiral)	0532	VFIRX	1,000,000
Vanguard Small-Cap Growth Index Fund	0861	VISGX	500,000
Vanguard Small-Cap Growth Index Fund (Institutional)	0866	VSGIX	500,000
Vanguard Small-Cap Index Fund (Investor)	0048	NAESX	1,000,000
Vanguard Small-Cap Index Fund (Admiral)	0548	VSMAX	1,000,000
Vanguard Small-Cap Index Fund (Institutional)	0857	VSCIX	1,000,000
Vanguard Small-Cap Value Index Fund	0860	VISVX	500,000
Vanguard Small-Cap Value Index Fund (Institutional)	0865	VSIIX	500,000
Vanguard STAR Fund	0056	VGSTX	1,000,000
Vanguard Strategic Equity Fund	0114	VSEQX	250,000
Vanguard Strategic Small-Cap Equity Fund	0615	VSTCX	100,000
Vanguard Structured Broad Market Fund (Institutional)	0882	VSBMX	25,000
Vanguard Structured Broad Market Fund (Institutional Plus)	0883	VSBPX	25,000
Vanguard Structured Large-Cap Equity Fund (Institutional)	0872	VSLIX	25,000
Vanguard Structured Large-Cap Equity Fund (Institutional Plus)	0873	VSLPX	25,000
Vanguard Structured Large-Cap Growth Fund (Institutional)	0876	VSTLX	25,000
Vanguard Structured Large-Cap Growth Fund (Institutional Plus)	0877	VSGPX	25,000
Vanguard Structured Large-Cap Value Fund (Institutiona1)	0874	VSEVX	25,000
Vanguard Structured Large-Cap Value Fund (Institutional Plus)	0875	VSLVX	25,000
Vanguard Target Retirement Income Fund	0308	VTINX	500,000
Vanguard Target Retirement 2005 Fund	0302	VTOVX	500,000
Vanguard Target Retirement 2010 Fund	0681	VTENX	100,000
Vanguard Target Retirement 20I5 Fund	0303	VTXVX	1,000,000
Vanguard Target Retirement 2020 Fund	0682	VTWNX	100,000
Vanguard Target Retirement 2025 Fund	0304	VTTVX	1,000,000
Vanguard Target Retirement 2030 Fund	0695	VTHRX	100,000
Vanguard Target Retirement 2035 Fund	0305	VTTHX	1,000,000

12

Fund Name*	Fund Number	Ticker Symbol	Large Transaction Amount
Vanguard Target Retirement 2040 Fund	0696	VFORX	25,000
Vanguard Target Retirement 2045 Fund	0306	VTIVX	1,000,000
Vanguard Target Retirement 2050 Fund	0699	VFIFX	25,000
Vanguard Tax-Exempt Money Market Fund	0045	VMSXX	1,000,000
Vanguard Tax-Managed Balanced Fund	0103	VTMFX	250,000
Vanguard Tax-Managed Capital Appreciation Fund (Investor)	0102	VMCAX	500,000
Vanguard Tax-Managed Capital Appreciation Fund (Admiral)	5102	VTCLX	500,000
Vanguard Tax-Managed Capital Appreciation Fund (Institutional)	0135	VTCIX	500,000
Vanguard Tax-Managed Growth & Income Fund (Investor)	0101	VTGIX	500,000
Vanguard Tax-Managed Growth & Income Fund (Admiral)	5101	VTGLX	500,000
Vanguard Tax-Managed Growth & Income Fund (Institutional)	0136	VTMIX	500,000
Vanguard Tax-Managed International Fund (Investor)	0127	VTMGX	250,000
Vanguard Tax-Managed International Fund (Institutional)	0137	VTMNX	250,000
Vanguard Tax-Managed Small-Cap Fund (Investor)	0116	VTMSX	500,000
Vanguard Tax-Managed Small-Cap Fund (Institutional)	0118	VTSIX	500,000
Vanguard Telecommunication Services Index Fund (Admiral)	5488	VTCAX	200,000
Vanguard Total Bond Market Index Fund (Investor)	0084	VBMFX	5,000,000
Vanguard Total Bond Market Index Fund (Admiral)	0584	VBTLX	5,000,000
Vanguard Total Bond Market Index Fund (Institutional)	0222	VBTIX	5,000,000
Vanguard Total International Stock Index Fund	0113	VGTSX	500,000
Vanguard Total Stock Market Index Fund (Investor)	0085	VTSMX	1,000,000
Vanguard Total Stock Market Index Fund (Admiral)	0585	VTSAX	1,000,000
Vanguard Total Stock Market Index Fund (Institutional)	0855	VITSX	1,000,000
Vanguard Treasury Money Market Fund	0050	VMPXX	5,000,000
Vanguard U.S. Growth Fund (Investor)	0023	VWUSX	5,000,000
Vanguard U.S. Growth Fund (Admiral)	0523	VWUAX	5,000,000
Vanguard U.S. Value Fund	0124	VUVLX	1,000,000
Vanguard Utilities Index Fund (Admiral)	5489	VUIAX	100,000
Vanguard Value Index Fund (Investor)	0006	VIVAX	1,000,000
Vanguard Value Index Fund (Admiral)	0506	VVIAX	1,000,000
Vanguard Value Index Fund (Institutional)	0867	VIVIX	1,000,000
Vanguard Wellesley Income Fund (Investor)	0027	VWINX	5,000,000
Vanguard Wellesley Income Fund (Admiral)	0527	VWIAX	5,000,000
Vanguard Wellington Fund (Investor)	0021	VWELX	5,000,000
Vanguard Wellington Fund (Admiral)	0521	VWENX	5,000,000
Vanguard Windsor Fund (Investor)	0022	VWNDX	5,000,000
Vanguard Windsor Fund (Admiral)	5022	VWNEX	5,000,000
Vanguard Windsor II Fund (Investor)	0073	VWNFX	5,000,000
Vanguard Windsor JI Fund (Admiral)	0573	VWNAX	5,000,000

*The availability of funds may vary because of fund openings and closings or changes in minimum initial investments.

13

AMENDMENT NO. 1 TOP ARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (the “Amendment”) is effective as of July 17, 1998, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (the “Company”) and THE VANGUARD GROUP, INC. (the “Adviser”).

RECITALS

WHEREAS, the Company, the Adviser and certain Funds are parties to that Participation Agreement dated May 18, 1996 (the “Agreement”) in connection with the participation by the Funds in Contracts offered by the Company; and

WHEREAS, the Company and the Adviser desire to limit the parties to the Agreement and desire to list new Funds under the Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company and the Adviser agree as follows:

The parties to the Agreement hereafter shall be the Company and the Adviser, and shall not require that each Fund under the Agreement be a party to the Agreement.

The Adviser shall uphold the representations made by the Funds in the Agreement. Schedules A and B shall be combined into said Schedule A, and Schedule A to this

Amendment shall replace the Schedule A and Schedule B to the Agreement.

Schedule A will list the Vanguard Funds and Portfolios to be used as funding vehicles by the Company under the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 effective the day and year first above written.

THE VARIABLE ANNUITY	THE VANGUARD GROUP, INC.
LIFE INSURANCE COMPANY

By:	By:
Cynthia A. Toles Senior Vice President,		Dennis Simmons
General Counsel and Secretary		Principal - Legal

SCHEDULE A

Vanguard / Wellington Fund

Vanguard / Windsor II

Vanguard Fixed Income Securities Fund, Inc.

Long-Term Corporate Portfolio

Long-Term U.S. Treasury Portfolio

Vanguard STAR Fund

Vanguard LifeStrategy Growth Portfolio

Vanguard LifeStrategy Moderate Growth Portfolio

Vanguard LifeStrategy Conservative Growth Portfolio

•	Each Vanguard Fund is organized as a Delaware Business Trust

•	Notices may be sent to the Funds at:

The Vanguard Group, Inc., Post Office Box 2600, Valley Forge, PA 19482,

(for overnight delivery)

The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355

AGREEMENT AND INDEMNIFICATION

THIS AGREEMENT AND INDEMNIFICATION is effective on the last date executed, •between The Vanguard Group of Investment Companies, hereafter referred to as “Vanguard” and The Variable Annuity Life Insurance Company, hereafter referred to as “VALIC’1.

WHEREAS, Vanguard and VALIC intend to enter into a certain agreement for the participation of certain Vanguard Mutual Funds, hereafter “Participating Mutual Funds” as portfolios underlying certain VALIC variable annuity products to be issued in California and elsewhere; and

WHEREAS, the California Department of Insurance requires a letter from Vanguard committing such Funds to abide by certain foreign investment restrictions (hereinafter referred to as the “California Foreign Investment Restrictions”);

NOW THEREFORE, in consideration of the mutual covenants herein, VALIC and Vanguard agree as follows:

1. Vanguard will execute and deliver to VALIC or as instructed by VALIC, a commitment letter on behalf of each participating mutual fund, substantially in the Form as attached hereto as Exhibit 1.

2. VALIC will monitor the Participating Mutual Funds for actual or threatened violation of the California Foreign Investment Restrictions.

3. For each fund which Vanguard requires VALIC to monitor for violation of the California Foreign Investment Restrictions, Vanguard will:

(1) supply VALIC with the name and current value of each security in such fund, along with such information as VALIC and Vanguard shall agree is necessary and reasonable to identify and quantify the percentage of each foreign investment to the total portfolio, by country or nation to the extent required by California Foreign Investment Restrictions. Vanguard will provide VALIC with such information each calendar quarter via a means of electronic data transmission mutually acceptable to both parties. VALIC agrees to use such information supplied by Vanguard for the limited purpose of monitoring the California Investment Restrictions unless VALIC has received Vanguard’s written authorization to use such information for other purposes, and

(2) promptly advise VALIC of any change in Fundamental Investment Policy or in Non-Fundamental Investment Policy or in Investment Strategy, which Vanguard believes could have a substantive impact on any such fund’s likelihood of failing to comply with the California Foreign Investment Restrictions.

4. VALIC will immediately advise Vanguard in writing upon VALIC’s determination that any of such monitored funds has exceeded any of the California Foreign Investment Restrictions, or based on the policy and strategy of such fund appears to be in danger of exceeding any of such Restrictions.

5. VALIC further agrees to indemnify and hold harmless Vanguard, its officers and employees, agents, assigns, and successors from any and all loss or damage arising from VALIC’s failure to monitor or to timely report any violation or determination of danger of violation of any then viable and enforceable California Foreign Investment Restriction.

The parties have executed this Agreement and Indemnification on the dates indicated below.

The Variable Annuity Life Insurance Company

By:		Date : 5/15/96
Name: Stephen D. Bickel
Title: Chairman and CEO

The Vanguard Group of Investment Companies

Date 5/21/96
Officer

EXHIBIT 1

    May      1996

VIA FEDERAL EXPRESS

Mr. Charles W. Quackenbush

Insurance Commissioner

California Department of Insurance

770 L Street, Suite 1120

Sacramento, California 95814

Re:	Investment Restrictions

Dear Sir:

We submit this commitment letter to you in connection with The Variable Annuity Life Insurance Company’s (VALIC’s) amendment to its application for variable annuity authority in California, concerning the underlying portfolios of VALIC’s separate accounts.

We understand the California borrowing limits and foreign investment diversification requirements as follows:

BORROWING LIMITS

These limits are (1) 10% for net asset value when borrowing fro any general purpose; and (2) 25% of net asset value when borrowing as a temporary measure to facilitate redemptions. Net asset value of a portfolio is the market value of all investments or assets owned less outstanding liabilities of the portfolio at the time that any new or additional borrowing is undertaken.

FOREIGN INVESTMENTS DIVERSIFICATION REQUIREMENTS

These guidelines are that:

1. A portfolio will be invested in a minimum of five different foreign countries at all times. However, this minimum is reduced to four when foreign country investments comprise less than 80% of the portfolio’s net asset value; to three when less than 60% of such value; to two when less than 40%; and to one when less than 20%.

2. Except as set forth in items 3 and 4 below, a portfolio will have no more than 20% of its net asset value invested in securities of issuers located in any one country.

3. A portfolio may have an additional 15% of its value invested in securities of issuers located in any one of the following countries: Australia, Canada, France, Japan, the United Kingdom or Germany.

4. A portfolio’s investments in United States issuers are not subject to the foreign country diversification guidelines

The Vanguard Group, Inc. represents that the investment objectives and operations of the following funds: Vanguard Fixed Income Securities Fund -- Long-Term U.S. Treasury Portfolio; Vanguard Fixed Income Securities Fund -- Long-Term Corporate Portfolio; Vanguard/Wellington Fund; and Vanguard/Windsor II Fund (collectively referred to as the “Funds”), currently and in the foreseen future will meet the above borrowing limits and Foreign Investment Diversification Requirements. We further commit on behalf of the Funds to withdraw this commitment by written notice to you, and to VALIC, if the investment objectives or operations of any of the Funds should change in such a way that such limits and requirements are not continued to be met with respect to any of the Funds.

Very truly yours, Raymond J. Klapinsky Secretary

May 8, 1996

VIA FEDERAL EXPRESS

Mr. Charles W. Quackenbush

Insurance Commissioner

California Department of Insurance

770 L Street, Suite 120

Sacramento, California 95814

Re:	Investment Restrictions

Dear Sir:

We submit this commitment letter to you in connection with The Variable Annuity:Life . Insurance Company’s (VALIC’s) amendment to its application for variable annuity authority in California, concerning the underlying portfolios of VALIC’s separate accounts.

We understand the California, borrowing limits and foreign investment diversification requirements as follows:

BORROWING LIMITS

These limits are (1) l0% for net asset value when borrowing for any general purpose; and (2) 25% of net asset value when borrowing as a temporary measure to facilitate redemptions. Net asset value of a portfolio is the market value of all investments or assets owned less outstanding liabilities of the portfolio at the time that any new or additional borrowing is undertaken.

FOREIGN INVESTMENTS DIVERSIFICATION REQUIREMENTS

 These guidelines are that:

1. A portfolio will be invested in a minimum of five different foreign countries at all times. However, this minimum is reduced to four when foreign country investments comprise less than 80% of the portfolio’s net asset value; to three when less than 60% of such value; to two when less than 40%; and to one whenless than 20%.

2. Except as set forth in items 3 and 4 below, a portfolio will have no more than 20% of its net asset value invested in securities of issuers located in any one country.

3. A portfolio may have an additional 15% of its value invested in securities of issuers located in any one of the following countries: Australia, Canada, France, Japan, the United Kingdom or Germany.

Post Office Box 2600 ◾ Valley Forge, Pennsylvania 19482-2600 ◾ (610) 669-1000

Mr. Charles W. Quackenbush

May 8, 1996

4. A portfolio’s investments in United States issuers are not subject to the foreign country diversification guidelines.

The Vanguard Group, Inc. represents that the investment objectives and operations of the following funds: Vanguard Fixed Income Securities Fund -- Long-Term U. S. Treasury Portfolio; Vanguard Fixed Income Securities Fund -- Long-Term Corporate Portfolio; Vanguard/Wellington Fund and Vanguard/Windsor II Fund (collectively referred to as the “Funds”), currently and in the foreseen future will meet the above borrowing limits and Foreign Investment Diversification Requirements. We further commit on behalf of the Funds to withdraw this commitment by written notice to you, and to VALIC, if the investment objectives or operations of any of the Funds should change in such a way that such limits and requirements are not continued to be met with respect to any of the Funds.

Very truly yours,

Raymond J. Klapinsky
Secretary
cc: Jim Janke - VALIC

May 22, 1996	RECEIVED May 29 1996 LAW DIVISION

Mr. James F. Janke

Senior Associate General Counsel

The Variable Annuity Life Insurance Company

2929 Allen Parkway

Houston, TX 77019

Re:	Agreement and Indemnification

Dear Jim:

I have enclosed a fully executed original of the Agreement and Indemnification between VALIC and Vanguard. We have retained the other original for our files.

Thank you for your assistance with this issue and please call with any questions or concerns.

Very truly yours, Dennis Simmons Attorney -- Institutional Legal Department

Enclosure

Post Office Box 2900 • Valley Forge, Pennsylvania 19482-2900 • (800) 523-1036

VALIC

* An American General Company

        August 18, 1997

Cynthia A. Toles

Senwr Associate General Counsel

And Secretary

William R. Gustafson, Principal

Institutional Marketing

The Vanguard Group, Inc.

Vanguard Financial Center

100 Vanguard Blvd.

Malvern, PA 19355

Re: Aetna No-Action Letter and Summary Fund Prospectuses

Enclosures:	(1)	Draft Fund Summaries
	(2)	Summary of Aetna No-Action Letter
	(3)	Copies of Aetna No-Action Letter Request and SEC Staff’Response

Dear Mr. Gustafson:

In light of a no-action letter recently issued to Aetna Life Insurance and Annuity Company (“Aetna”) by the staff of the Office of Insurance Products of the Division of Investment Management of the Securities and Exchange Commission, VALIC is planning to change its prospectus delivery procedures for group variable annuity contracts to use summary fund prospectuses. Draft summaries for your funds are attached behind Tab 1. We have also attached a Summary of the Aetna no-action position (Tab 2) as well as the no-action request and SEC staff response (Tab 3).

We have all struggled with the current “pizza box” method of delivery of multiple fund prospectuses under variable insurance products. Essentially, the no-action letter permits insurers such as VALIC to deliver, at the time of enrollment, prospectus summaries instead of full statutory prospectuses for an insurance product and each of the underlying funds, so long as the summaries contain a legend indicating how a full statutory prospectus may be obtained. Under the Aetna no-action letter, the summary prospectuses are treated as Rule 482 ads. These new procedures will permit tremendous cost savings and provide a more effective and efficient way of providing necessary fund disclosure. We propose to implement the use of fund prospectus summaries at the time of enrollment, but will continue to provide our full statutory insurance product prospectus. We will continue to provide full fund statutary prospectuses to group sponsors, as well as to individual participants and upon request.

The Variable Annuity

Life Insurance Company

2929 Allen Parkway

Houston, Texas 77019

P.O. Box 3206

Houston, Texas 77253-3206

(713) 831-5065

William R. Gustafson, Principal

August 18, 1997

We hope to implement these procedures in the near future. Attached are drafts of proposed fund summaries for your review and approval. We believe these drafts meet the requirements of the Aetna no-action letter, but we need your approval of these “prototypes” before we proceed with the necessary NASD filings, etc. Going forward, the performance numbers in the fund summaries will be updated quarterly. Product performance numbers in the insurance product prospectus will vary by product series.

Please review the attached summaries behind Tab 1. We would appreciate your comments by September 2. Please call me if you have any questions or would care to discuss these new procedures.

In addition, we believe these procedures satisfy VALIC’s obligation to distribute propsectus information to participants. Please acknowledge your acceptance of these procedures by signing and returning the enclosed copy of this letter.

Yours very truly,

Cynthia A. Toles

Acknowledged:

The Vanguard Group, Inc.

By:
Name:	William R. Gustafson
Title	Principal

cc:	Dennis Simmons, Esq.

Institutional Legal Dept.

X:\BRDMTGIUSLIFE\V ANGUARD.897

RECEIVED AUG 25 1997 LAW DIVISION

August 22, 1997

Ms. Cynthia A. Toles

Senior Associate General Counsel

 and Secretary

The Variable Annuity Life Insurance Company

2929 Allen Parkway

Houston, TX 77019

Dear Cynthia:

Enclosed is our acknowledgment of VALIC’s change in posture from the “pizza box” method of prospectus delivery to the utilization of summary fund prospectuses.

As I mentioned on the phone to you, the use of summary fund prospectuses is very consistent with Vanguard’s current methodology with our own 401(k) activities. We provide “fact sheets” at enrollment and then forward prospectuses to those who have actually invested in a given fund.

This is certainly good news to Vanguard and I would think, also, to VALIC and your participants.

Sincerely,

William R. Gustafson
Principal

Enclosure

Post Office Box 2900 • Valley Forge, Pennsylvania 19482-2900 • (800) 523-1036

AMENDMENT NO. 1 TOP ARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (the “Amendment”) is effective as of July 17, 1998, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (The “Company”) and THE VANGUARD GROUP, INC. (the “Adviser”).

RECITALS

WHEREAS, the Company, the Adviser and certain Funds are parties to that Participation Agreement dated May 18, 1996 (the “Agreement”) in connection with the participation by the Funds in Contracts offered by the Company; and

WHEREAS, the Company and the Adviser desire to limit the parties to the Agreement and desire to list new Funds under the Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company and the Adviser agree as follows:

The parties to the Agreement hereafter shall be the Company and the Adviser, and shall not require that each Fund under the Agreement be a party to the Agreement.

The Adviser shall uphold the representations made by the Funds in the Agreement.

Schedules A and B shall be combined into said Schedule A, and Schedule A to this Amendment shall replace the Schedule A and Schedule B to the Agreement;

Schedule A will list the Vanguard Funds and Portfolios to be µsed as funding vehicles by the Company under the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 effective the day and year first above written.

THE VARIBLE ANNUITY LIFE INSURANCE COMPANY		THE VANGUARD GROUP, INC.

BY:		By:
	Cynthia A. Toles		Dennis Simmons
	Senior Vice President,		Principal - Legal
General Counsel and Secreatary

SCHEDULE A

Vanguard / Wellington Fund

Vanguard / Windsor II

Vanguard Fixed Income Securities Fund, Inc.

Long-Term Corporate Portfolio

Long-Term U.S. Treasury Portfolio

Vanguard STAR Fund

Vanguard LifeStrategy Growth Portfolio

Vanguard LifeStrategy Moderate Growth Portfolio

Vanguard LifeStrategy Conservative Growth Portfolio

•	Each Vanguard Fund is organized as a Delaware Business Trust

•	Notices may be sent to the Funds at:

The Vanguard Group, Inc., Post Office Box 2600, Valley Forge, PA 19482,

(for overnight delivery)

The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, PA 19355

AMENDMENT TO PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

This Amendment (the “Amendment”) is entered into as of December 5, 2022, by and between The Variable Annuity Life Insurance Company (the “Company”), a Texas life insurance company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), and The Vanguard Group, Inc. (“Vanguard”), a Pennsylvania corporation.

RECITALS

WHEREAS, the Company and Vanguard (collectively, the “Parties”) have entered into a certain Participation Agreement dated May 8, 1996, as amended (the “Participation Agreement”); and

WHEREAS, pursuant to the Participation Agreement between the Parties, the Company invests in shares of certain of the portfolios of funds under the Participation Agreement as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”); and

WHEREAS, the Fund maintains on its books and records one or more account(s) that hold and record shares of the Portfolios owned by the Company on behalf of the Accounts; and

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Accounts and/or the Company have certain obligations pursuant to Rule 30e-2 under the 1940 Act to deliver Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3” or “the Rule”); and

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect that the Company intends to implement the requirements, terms and conditions of Rule 30e-3 so as to satisfy the Accounts’ and the Company’s obligations under Rule 30e-2 and enable them to rely on Rule 30e-3;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company and Vanguard hereby agree to supplement and amend the Participation Agreement as follows:

1. Posting and Availability of Fund Shareholder Reports and Other Required Materials; Website Availability.

(a). Vanguard shall, or shall ensure that the Fund (as defined in the Participation Agreement) shall, provide or make available to the Company the following Fund materials :

(i) the most recent annual- and semi-annual reports to shareholders of the Portfolios (as defined in the Participation Agreement);

(ii) complete Portfolio holdings from reports containing a summary schedule of investments; and

(iii) Portfolio holdings for most recent first and third fiscal quarters;

(items (i) through (iii) collectively, the “Required Materials”);

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(b). Vanguard shall, at its sole expense, ensure that the Required Materials are made available via a website posting which Vanguard has determined in its sole discretion is in accordance with Rule 30e-3 (the “Specified Website”); for the avoidance of doubt, the Specified Website is intended to satisfy the compliance obligations of Vanguard and its Funds, not the compliance obligations of the Company and its Separate Accounts;

2. Content of Required Materials. Vanguard shall be responsible for the content of the Required Materials as posted to the Specified Website, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, Vanguard shall be responsible for ensuring that the Required Materials as posted to the Specified Website:

(a). Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(b). Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3. Company Website.

(a).  The Company will, at its sole expense, make the Required Materials available to Contract Owners via website posting in accordance with Rule 30e-3 for each Portfolio that serves as an underlying investment option for a subaccount of an Account for the Company’s Variable Contracts.

4. Paper Notice to Contract Owners. The Company shall be responsible for providing the paper notice to its Contract Owners, in accordance with paragraphs (c) and (d) of Rule 30e-3.

5. Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall be responsible for fulfilling ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, in accordance with paragraph (e) of Rule 30e-3.

6. Investor Elections to Receive Future Fund Reports in Paper. The Company shall be responsible for fulfilling Contract Owner elections to receive future Fund shareholder reports in paper, in accordance with paragraph (f) of Rule 30e-3.

7. Construction of this Amendment; Participation Agreement.

(a). This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b). To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

8. Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this

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